EXHIBIT 99.2

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors
TF Financial Corporation

         We have audited the accompanying statement of assets acquired and liabilities assumed of the Branches of Cenlar Federal Savings Bank by Third Federal Savings Bank (a wholly-owned subsidiary of TF Financial Corporation) as of September 20, 1996. The statement of assets acquired and liabilities assumed is the responsibility of Third Federal Savings Bank's management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired and liabilities assumed. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statement of assets acquired and liabilities assumed provides a reasonable basis for our opinion.

         The accompanying statement was prepared to present the assets acquired and liabilities assumed of the Branches of Cenlar Federal Savings Bank by Third Federal Savings Bank as of September 20, 1996, pursuant to the Branch Purchase and Deposit Assumption Agreements described in note A1, and is not intended to be a complete presentation of Cenlar Federal Savings Bank's assets and liabilities.

         In our opinion, the accompanying statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed of the Branches of Cenlar Federal Savings Bank by Third Federal Savings Bank as of September 20, 1996, pursuant to the Branch Purchase and Deposit Assumption Agreements, in conformity with generally accepted accounting principles.





Philadelphia, Pennsylvania
November 1, 1996

                     Branches of Cenlar Federal Savings Bank

              STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

                               September 20, 1996

                             (dollars in thousands)

              ASSETS

Cash and due from banks                                                                   $   126,969
Loans                                                                                             159
Premises and equipment, net                                                                     1,325
Other assets                                                                                       27
                                                                                          -----------

              Total assets                                                                $   128,480
                                                                                          ===========

              LIABILITIES AND EXCESS OF LIABILITIES OVER ASSETS ACQUIRED

LIABILITIES
    Deposits
       Non-interest bearing                                                               $    26,421
       Interest bearing (includes certificates of deposit in excess of $100
          in the amount of $2,547)                                                            111,315
                                                                                          -----------

              Total deposits                                                                  137,736

    Interest accrued and unpaid on deposits                                                         1
    Expenses payable                                                                              219
                                                                                          -----------

              Total liabilities                                                               137,956

EXCESS OF LIABILITIES ASSUMED OVER ASSETS ACQUIRED                                             (9,476)
                                                                                          -----------

   Total liabilities and excess of liabilities over assets acquired                       $   128,480
                                                                                          ===========




The accompanying notes are an integral part of this statement.

                     Branches of Cenlar Federal Savings Bank

          NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

                               September 20, 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    1.  Acquisition of Branches
        -----------------------

    On September 20, 1996, Third Federal Savings Bank (TF Bank), a wholly-owned banking subsidiary of TF Financial Corporation, acquired three branches of Cenlar Federal Savings Bank (CF Bank), a federally chartered savings association, pursuant to Branch Purchase and Deposit Assumption Agreements between TF Bank and CF Bank on June 7, 1996. Through the acquisition, TF Bank assumed $137.9 million of liabilities, primarily consisting of deposits, in exchange for cash of $127 million and other assets with a deemed fair market value of $1.5 million. Subsequent to the acquisition, the branch offices will be operated as TF Bank branch offices. The statement of assets acquired and liabilities assumed presented herein includes the accounts of the branches acquired on an historical cost basis as of September 20, 1996 adjusted for the application of purchase accounting as required by Accounting Principles Board Opinion No. 16, "Business Combinations," and Statement of Financial Accounting Standards (SFAS) No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions."

    2.  Financial Instruments
        ---------------------

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the estimated fair value of their assets and liabilities considered to be financial instruments. Financial instruments requiring disclosure consist primarily of cash and due from banks, loans and deposit liabilities.

NOTE B - LEASE COMMITMENTS

    In connection with the acquisition of the CF Bank branches, TF Bank assumed the lease of one facility. The lease is accounted for as an operating lease. Future obligations for minimum rentals under a noncancellable lease with initial or remaining terms in excess of one year at September 20, 1996 are as follows (in thousands):

                                                                Minimum
       Year ending September 20,                                rentals
       -------------------------                                -------

                1997                                          $          42
                1998                                                     45
                1999                                                     45
                2000                                                     38
                                                              -------------

                                                              $         170
                                                              =============

                     Branches of Cenlar Federal Savings Bank

                               September 20, 1996

NOTE C - FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 requires disclosure about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates are subjective in nature and cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented herein represent previously negotiated amounts, and therefore, may not necessarily represent the underlying fair value of the assets acquired and the liabilities assumed from CF Bank at the transaction date.

    Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Assets and liabilities acquired from CF Bank that are not considered financial assets or liabilities include premises and equipment.

    1.  Cash and Due From Banks
        -----------------------

    The fair value of cash and due from banks is equal to their carrying amount due to the nature of the financial instruments.

    2.  Deposits
        --------

    Under SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, interest checking, and money market and savings accounts, is equal to the amount payable on demand at September 20, 1996. The fair value of time deposits is based on the discounted values of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The contractual interest rates of the time deposits acquired from CF Bank are not significantly different from current market interest rates; therefore, the fair value for these financial instruments is considered to approximate the carrying value in all material respects.

BRANCHES OF CENLAR FEDERAL SAVINGS BANK

Management's Discussion and Analysis of Financial Condition September 20, 1996

On September 20, 1996, Third Federal Savings Bank (the "Bank"), the wholly-owned subsidiary of TF Financial Corporation (the "Registrant"), acquired certain assets and assumed certain liabilities of three branch offices of Cenlar Federal Savings Bank, Trenton, New Jersey ("Cenlar"). In this purchase and assumption transaction, the Bank assumed approximately $138 million in deposits (including accrued interest), and acquired certain assets consisting principally of owned real estate (branches), banking equipment, and deposit-related loans in the principal amount of approximately $159,000. The Bank assumed the real estate leases for the leased branch. Cenlar paid cash to the Bank equal to the amount of the deposits (including accrued interest) assumed, net of a $9.3 million deposit premium. Additionally, the Bank paid approximately $1.3 million to Cenlar for the owned real estate, banking equipment, and other assets purchased. The Bank's source of funds was cash on hand. The purchase price was determined through negotiation with Cenlar. The acquisition was accounted for under the purchase method of accounting. Subsequent to the acquisition, the acquired branches are being operated by the Bank as branch banking offices used in its banking business.

The following discussion is intended to complement the audited statement of assets acquired and liabilities assumed and footnotes and should be read in conjunction therewith. Due to the unavailability of statements of income and statements of cash flow of the branches and the lack of continuity of the acquired operations of the branches prior to and after the acquisition including the lending and investment activities of the acquired branches, this discussion will not include an analysis of the results of operations of the branches prior to the acquisition.

Securities Act Guide 3: Statistical Disclosure by Savings and Loan Holding Companies

DEPOSITS

Average balances and the average rate paid on deposits which are in excess of 10% of the total deposits is not available as the acquisition consists of three branches of Cenlar, and such data required under Guide 3 is not calculable from Cenlar's financial records.

Deposits totalled approximately $138 million at September 20, 1996 and included certificates of deposits and savings, money market, and demand deposit accounts. At September 20, 1996, time certificates of deposit in amounts of $100,000 or more were approximately $2.5 million. The following is a remaining maturity schedule of these deposits:


                                                         Over 6 months
    Three months or            Over 3 months              through 12
          less               through 6 months               months                Over 12 months                Total
-----------------------   -----------------------   -----------------------   -----------------------   ----------------------
                                                        (In Thousands)

         $929                      $207                     $1,109                     $302                     $2,547


Other Guide 3 Information

All other information required by Guide 3, Statistical Disclosure by Savings and Loan Holding Companies, is either inapplicable (no investment securities were acquired, and no loans were acquired other than an immaterial amount of deposit-related loans) or not calculable from Cenlar's financial records (due to the acquisition consisting of certain branches).